Exhibit 99.1

RAINMAKER REPORTS RECORD FIRST QUARTER 2008 REVENUE

Q108 Record Revenue of $20.6 Million; up 49% Year-Over-Year Excluding Dell

Campbell, Calif., May 1, 2008 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions combining hosted application software and execution services, today reported financial results for the first quarter ended March 31, 2008.

First Quarter Financial Highlights:

•	Revenue excluding Dell up 49% year-over-year

•	Total revenue increased to a record $20.6 million

•	Non-GAAP net income of $1 million, or $0.05 per diluted share

Rainmaker achieved record first quarter net revenue of $20.6 million, representing a 27% increase over net revenue of $16.3 million in the first quarter of 2007 and up sequentially from net revenue of $20.1 million in the fourth quarter of 2007. Excluding Dell, first quarter revenue was $15.4 million, a 49% increase over revenue excluding Dell of $10.3 million for the first quarter of 2007.

Gross margin was 49% in the first quarter of 2008, compared to 49% in the first quarter of 2007, and 48% in the fourth quarter of 2007.

GAAP net loss for the first quarter of 2008 was $277,000, or a loss of $0.01 per share, compared to GAAP net income of $555,000, or $0.03 per diluted share, for the first quarter of 2007, and GAAP net income of $221,000, or $0.01 per diluted share, in the fourth quarter of 2007.

Non-GAAP net income for the first quarter of 2008 was $995,000, or $0.05 per diluted share. Non-GAAP net income excludes stock based compensation of $404,000 and amortization of intangible assets from acquisitions of $868,000. This compares to non-GAAP net income of $1.4 million, or $0.08 per diluted share, for the first quarter of 2007, and non-GAAP net income of $1.3 million, or $0.06 per diluted share, in the fourth quarter of 2007.

Tax expense in the first quarter was $110,000, reflecting franchise tax for the state of Texas and foreign tax for Rainmaker subsidiaries.

First quarter 2008 basic EPS results are based on 19.3 million weighted average shares outstanding and exclude options, warrants and unvested restricted share awards which are anti-dilutive.

Total shares outstanding at March 31, 2008 were approximately 20.3 million common shares, which includes approximately 981,000 unvested restricted shares. In addition, Rainmaker had 2.9 million unexercised options and warrants with a weighted average exercise price of approximately $4.73 per share.

Total cash and cash equivalents at March 31, 2008 were $33.6 million, compared with $37.4 million at December 31, 2007. Total debt at March 31, 2008 was $1.5 million, or about 3% of total equity. Cash usage during the 2008 first quarter included payments totaling approximately $1.7 million related to the Company’s acquisition of CAS Systems in January 2007. This includes an earnout of $1 million, representing a one-time payment for achieving certain performance metrics at the end of 12 months, following the January 2007 closing, and the first of three annual payments of $667,000 for deferred acquisition consideration, per the terms of the acquisition agreement.

Recent Business Highlights

•	Added leading software solutions company as new client for global hosted channel contract sales solution

•	Global security and infrastructure software client expanded its contract sales agreement to include Asia

•	Fortune 50 hardware client expanded its contract sales business

•	New client selects Rainmaker for global, integrated solution for lead development, contract and training sales

•	Added Canadian telecommunications provider as new client for lead development

•	Added wireless systems provider as new client for lead development

•	Added email and collaboration server provider as new client for lead development

•	Added Internet software and services provider as new client for lead development

•	Added software solutions provider as new client for lead development

•	Added data storage provider as a new client for lead development

•	Added financial services provider as new client for lead development

•	Added health services division of nationwide drugstore chain as new client for lead development.

•	Added enterprise mail and Web security applications provider as new client for training sales

•	Added information security solutions provider as new client for training sales

Rainmaker CEO Michael Silton commented: “We are pleased with the response from our teams and our clients after the client transition that we encountered early in the quarter. Our enthusiasm for the future is reinforced by the significant number of new clients we engaged in the first quarter, as well as the continued and increasing opportunities for international expansion that we are seeing from our current customers. We now have two clients that have expanded our contract sales solutions into Asia, and we continue to make progress in rolling out our contract sales reseller portals and building out our solutions to address our clients’ international needs.”

Financial Guidance

Rainmaker is reaffirming its previously stated fiscal year 2008 revenue guidance of $68 million to $72 million.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its fiscal 2008 first quarter results. Those wishing to participate in the live call should dial (800) 240-7305 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 405-2236 and entering 11111537 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net income and adjusted net income per share, which are referred to as non-GAAP net income and non-GAAP net income per share, and EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. Non-GAAP net income, non-GAAP net income per share and EBITDA exclude certain expenses that management does not consider to be related to the Company’s core operating performance.

Non-GAAP net income consists of net income including an adjustment intended to reflect the full amount of revenue on assumed contracts in connection with acquisitions and excluding equity plan-related compensation expenses and amortization of purchased intangible assets. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income is adjusted by the amount of additional taxes that Rainmaker would accrue using a annualized effective tax rate applied to the non-GAAP results. The net revenue adjustment was $0 for the three months ended March 31, 2008, as there will be no future effects from Rainmaker’s acquisition of ViewCentral in September 2006 and CAS Systems in January 2007. Stock compensation adjustments were $404,000 for the three months ended March 31, 2008 and related to option award and restricted stock awards granted since the adoption of FASB Statement No. 123R, Share Based Payments, in January 2006. Amortization of intangible assets was $868,000 for the three months ended March 31, 2008 and related primarily to the prior acquisitions of Sunset Direct, Launch Project, Metrics Corp, ViewCentral, CAS Systems and Qinteraction. The tax effect of these adjustments was $0 for the three months ended March 31, 2008. See Exhibit A for a reconciliation of GAAP net income to non-GAAP net income.

First quarter of 2008 EBITDA was $1.2 million. EBITDA consists of net income excluding interest income or expense, income taxes, depreciation and amortization. Interest and other income was $344,000 for the three months ended March 31, 2008 and related primarily to interest earned on cash deposits offset by interest expense on term loans. Provision for income taxes was $110,000 for the three months ended March 31, 2008. Non-cash charges for depreciation of property and equipment was $885,000 for the three months ended March 31, 2008. Non-cash charges for amortization of acquisition related intangibles were $868,000 for the three months ended March 31, 2008 and related primarily to our prior business acquisitions. See Exhibit B for a reconciliation of GAAP net income to EBITDA.

Non-GAAP net income, non-GAAP net income per share and EBITDA are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents non-GAAP net income, non-GAAP net income per share and EBITDA because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used non-GAAP net income, non-GAAP net income per share and EBITDA when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the company’s core operating results and facilitates comparisons of the Company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. delivers sales and marketing solutions, combining hosted application software and execution services designed to drive more revenue for our clients. Our Revenue Delivery Platform(SM) combines proprietary, on-demand application software and advanced analytics with specialized sales and marketing execution services. Rainmaker clients include large enterprises in a range of industries, including computer hardware and software, telecommunications, and financial services industries. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, Sunset Direct and Contract Renewals Plus are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and they assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that we are currently dependent on a few significant client relationships, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation and/or realignment of some client relationships, the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 626-2439	(323) 468-2300
stevev@rmkr.com	rmkr@mkr-group.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2008	December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$33,578	$37,407
Restricted cash	339	157
Accounts receivable, less allowance for doubtful accounts of $340 at March 31, 2008 and $285 at December 31, 2007	18,670	20,625
Prepaid expenses and other current assets	3,444	3,622

Total current assets	56,031	61,811
Property and equipment, net	10,614	9,447
Intangible assets, net	6,181	7,049
Goodwill	15,492	14,539
Other noncurrent assets	1,999	2,706

Total assets	$90,317	$95,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,612	$25,466
Accrued compensation and benefits	2,179	2,062
Other accrued liabilities	2,623	3,447
Deferred revenue	5,090	3,541
Current portion of capital lease obligations	254	—
Current portion of notes payable	791	1,083

Total current liabilities	30,549	35,599
Deferred tax liability	198	167
Long term deferred revenue	377	401
Capital lease obligations, less current portion	465	—
Notes payable, less current portion	667	1,333

Total liabilities	32,256	37,500

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 20,377,060 shares issued and 20,323,149 shares outstanding at March 31, 2008, and 20,359,560 shares issued and 20,325,960 shares outstanding at December 31, 2007	19	19
Additional paid-in capital	116,807	116,391
Accumulated deficit	(58,351)	(58,074)
Accumulated other comprehensive loss	(115)	(51)
Treasury stock, at cost, 53,911 shares at March 31, 2008 and 33,600 shares at December 31, 2007	(299)	(233)

Total stockholders’ equity	58,061	58,052

Total liabilities and stockholders’ equity	$90,317	$95,552

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Net revenue	$20,602	$16,265
Cost of services	10,607	8,328

Gross margin	9,995	7,937

Operating expenses:
Sales and marketing	2,074	1,690
Technology and development	3,252	2,355
General and administrative	3,427	2,198
Depreciation and amortization	1,753	1,140

Total operating expense	10,506	7,383

Operating (loss) income	(511)	554
Interest and other income, net	344	129

(Loss) income before income tax expense	(167)	683
Income tax expense	110	128

Net (loss) income	$(277)	$555

Basic (loss) income per share	$(0.01)	$0.04

Diluted (loss) income per share	$(0.01)	$0.03

Weighted average common shares
Basic	19,326	14,678

Diluted	19,326	16,490

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Operating activities:
Net (loss) income	$(277)	$555
Adjustment to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	885	497
Amortization of intangible assets	868	643
Stock-based compensation expense	404	314
Provision for allowances for doubtful accounts	172	64
Amortization of discount on notes receivable	68	—
Loss on disposal of fixed assets	—	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	1,782	(4,098)
Prepaid expenses and other assets	813	(808)
Accounts payable	(5,853)	3,143
Accrued compensation and benefits	121	208
Other accrued liabilities	(898)	(304)
Deferred tax liability	106	55
Deferred revenue	1,525	179

Net cash (used in) provided by operating activities	(284)	448

Investing activities:
Purchases of property and equipment	(1,513)	(1,113)
Restricted cash, net	(182)	39
Acquisition of business, net of cash acquired	(1,000)	(1,510)

Net cash used in investing activities	(2,695)	(2,584)

Financing activities:
Proceeds from issuance of common stock from option exercises	12	65
Proceeds from issuance of common stock from warrant exercises	—	54
Principal payment of notes payable	(938)	(375)
Principal payment of capital lease obligations	—	(2)
Tax payments in connection with treasury stock surrendered	(66)	—

Net cash used in financing activities	(992)	(258)

Effect of exchange rate changes on cash	142	(21)

Net decrease in cash and cash equivalents	(3,829)	(2,415)
Cash and cash equivalents at beginning of year	37,407	21,996

Cash and cash equivalents at end of year	$33,578	$19,581

Supplemental disclosures of cash flow information:
Cash paid for interest	$26	$54

Cash paid for taxes	$—	$32

Supplemental disclosures of non-cash investing and financing activities:
Acquisition of assets under capital lease	$719	$—

Issuance of notes payable for acquisition of assets	$—	$2,000

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF GAAP TO NON-GAAP NET (LOSS) INCOME (1)

(In thousands, except per share)

(Unaudited)

	Three months ended March 31,
	2008	2007
Net (loss) income	$(277)	$555
Net revenue adjustment (2)	—	77
Stock compensation adjustments (3):
Cost of services	(73)	59
Sales and marketing	21	60
Technology and development	82	48
General and administrative	374	147
Amortization of intangible assets (4)	868	643
Tax effect of adjustment (5)	—	(193)

Net income – Non-GAAP basis	$995	$1,396

Diluted weighted average shares outstanding	20,610	16,490

Non-GAAP diluted net income per share	$0.05	$0.08

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net income, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation. As we have completed six acquisitions since January 1, 2005, we believe non-GAAP net income provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net income is not meant to be considered in isolation or as a substitute for GAAP net income, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Business combination accounting rules require us to record the fair value of contracts assumed in connection with acquisitions. The non-GAAP adjustment is intended to reflect the full amount of revenue on assumed contracts that would have otherwise been recorded during the three months ended March 31, 2007 which are related to our acquisitions of ViewCentral on September 15, 2006 and CAS Systems, Inc on January 25, 2007. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on these types of contracts, although we cannot be sure that customers will renew these contracts. The net revenue adjustment was $0 for the three months ended March 31, 2008, as there will be no future effects from Rainmaker’s acquisition of ViewCentral in September 2006 and CAS Systems in January 2007.
(3)	Stock-based compensation: We adopted FASB Statement No. 123R, Share Based Payments, on January 1, 2006 under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option awards at their estimated fair values. Stock-based compensation expenses will recur in future periods.
(4)	We have excluded the effect of amortization of intangibles from our non-GAAP net income. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(5)	The tax effect of adjustments was calculated reflecting an effective tax rate of 0.0% and 18.7% for the three months ended March 31, 2008 and 2007, respectively.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA (1)

(In thousands)

(Unaudited)

	Three months ended March 31,
	2008	2007
Net (loss) income	$(277)	$555

Add:
Provision for income taxes	110	128
Depreciation of property and equipment	885	497
Amortization of acquisition related intangibles	868	643
Interest and other income	(344)	(129)

	1,519	1,139

EBITDA – Non GAAP basis	$1,242	$1,694

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses. We believe EBITDA provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA internally to manage our business and make operating decisions.

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